UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2020, the Compensation Committee of the Board of Directors of Lamb Weston Holdings, Inc. (“we,” “our, “us” or the “Company”) approved modifications to the Company’s annual incentive plan for the fiscal year ended May 31, 2020 for the Company’s executive officers and certain other employees, including each of our named executive officers (as disclosed in the Proxy Statement for our 2019 Annual Meeting of Stockholders, the “NEOs”). Through the first three quarters of fiscal 2020, the Company generally was on track to meet or exceed each of our financial targets for the year under our annual and long-term incentive plans before our business began to experience adverse effects related to the COVID-19 pandemic. Specifically, the Company’s operating performance in the fourth quarter of fiscal 2020 was negatively impacted by the decline in global restaurant traffic and foodservice demand that followed government-imposed stay-at-home orders and other restrictions that were implemented in response to the COVID-19 pandemic. Consequently, the results for the full-year performance measures under the annual incentive plan (net sales, cash flow and Adjusted EBITDA including unconsolidated joint ventures, as approved by the Compensation Committee in July 2019) were below the threshold for payout of awards under the plan. However, the Compensation Committee elected to recognize the Company’s performance achieved during the period before our business was negatively impacted by the effects of the COVID-19 pandemic, or our first three fiscal quarters, and then prorated the target award opportunity by three-fourths (i.e., 75% of target) to reflect the condensed period for which fiscal 2020 performance was evaluated.

The Compensation Committee determined that a pro-rated payout based on performance over the first three fiscal quarters of fiscal 2020 (rather than payout at 0% based on results for the full fiscal year) was appropriate in order to (i) reward our management team members for their performance during the first three fiscal quarters, when we were on track to essentially meet or exceed all of our financial targets for fiscal 2020, prior to the unforeseen COVID-19-related business disruptions, and (ii) recognize the important steps our NEOs took during the fourth fiscal quarter to help manage the business through this health and economic crisis. The Compensation Committee noted that our NEOs quickly adapted and responded in real-time to address the effects of the pandemic on our business and the businesses of our customers, including the impacts of various measures taken by national, state and local governments to attempt to contain the spread of the disease. This determination, following the proration of the target award opportunity discussed above, resulted in an overall payout at 94.5% of each NEO’s full target award opportunity. Accordingly, our NEOs earned the following amounts under our annual incentive plan for fiscal 2020: Thomas P. Werner - $1,177,615; Robert M. McNutt - $443,830; Michael J. Smith - $447,949; Sharon L. Miller - $402,340; and Eryk J. Spytek – $338,663.

The Compensation Committee approved a similar approach for the Company’s fiscal 2020 performance share awards (“PSAs”), electing to recognize the Company’s performance achieved during the period before our business was negatively impacted by the effects of the COVID-19 pandemic, or our first three fiscal quarters, and then prorating the target award opportunity by three-fourths (i.e., 75% of target) to reflect the condensed period for which performance was evaluated for the first year of the three-year performance period. The fiscal 2020 PSAs are designed to represent an opportunity to earn a defined number of shares of our common stock if we achieve preset three-year compounded annual growth targets for net sales and Adjusted EBITDA including unconsolidated joint ventures, with each financial metric being equally weighted. The achievement level for fiscal 2020, after proration of the target award opportunity discussed above, will be averaged with the achievement levels of the second and third years at the end of the performance period in fiscal 2022 to determine the final number of PSAs earned.

Further information regarding the Compensation Committee’s determinations and the annual incentive plan and PSAs for fiscal 2020 will be set forth in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Senior Vice President, General Counsel and Corporate Secretary
Date: July 28, 2020

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